                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Trico Marine Services, Inc.
       ----------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


       ----------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total Fee Paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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


                                    [LOGO]

                          Trico Marine Services, Inc.
                           250 North American Court
                            Houma, Louisiana 70363

To Our Stockholders:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Trico Marine Services, Inc. on Wednesday, June 7, 2000, at 10:00 a.m., local time, at 201 St. Charles Ave., 52nd Floor, New Orleans, Louisiana.

  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe in detail the formal business to be acted upon at the meeting, including the election of two directors, the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation and the approval of an amendment to the Company's Amended and Restated 1996 Incentive Compensation Plan.

  After careful consideration, the Company's Board of Directors has unanimously approved the amendments to both the Amended and Restated Certificate of Incorporation and the Amended and Restated 1996 Incentive Compensation Plan. The Board has also nominated Ronald O. Palmer and Joel V. Staff for re-election to the Board and urges you to vote for their re-election.

  Please sign, date and return the enclosed proxy card promptly. This will save the Company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          /s/ Thomas E. Fairley
                                          Thomas E. Fairley
                                          President and Chief Executive
                                           Officer

                                    [LOGO]

                          Trico Marine Services, Inc.
                           250 North American Court
                            Houma, Louisiana 70363

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 7, 2000

To Stockholders of Trico Marine Services, Inc.:

  The annual meeting of stockholders of Trico Marine Services, Inc. (the "Company") will be held at 201 St. Charles Ave., 52nd Floor, New Orleans, Louisiana on June 7, 2000, at 10:00 a.m., local time, to consider and take action on the following matters:

  1.  The election of two directors for a three-year term;

  2. To consider and vote upon an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company;

  3. To consider and vote upon an amendment to the Company's Amended and Restated 1996 Incentive Compensation Plan to increase the number of shares of common stock that may be awarded thereunder; and

  4. Such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of record of the Company's common stock at the close of business on April 24, 2000 are entitled to notice of, and to vote at, the annual meeting.

  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors

                                          /s/ Victor M. Perez
                                          Victor M. Perez
                                          Secretary

Houma, Louisiana
May 5, 2000

                          Trico Marine Services, Inc.
                           250 North American Court
                            Houma, Louisiana 70363

                                  May 5, 2000

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished to stockholders of Trico Marine Services, Inc. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Company to be held on June 7, 2000, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

  Only stockholders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on April 24, 2000, are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 28,390,416 shares of Common Stock, each of which is entitled to one vote.

  The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the stockholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted for the election of the two nominees to the Board listed below and for the approval of the proposals outlined herein.

  This Proxy Statement is first being mailed to stockholders on or about May 5, 2000. Proxies may be solicited by mail, personal interview, telephone and telegraph. The Company has also retained the firm of D.F. King & Co., Inc. to aid in the solicitation of brokers, banks and institutional and other stockholders for a fee of approximately $5,000. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The cost of soliciting proxies hereunder will be borne by the Company.

                             ELECTION OF DIRECTORS

General

  The Company's Amended and Restated Certificate of Incorporation provides for a Board of Directors to be made up of three classes, as nearly equal in number as possible. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Palmer and Staff will expire at the Meeting. Accordingly, proxies cannot be voted for more than two nominees.

  Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of both individuals named under "Nominees" below. If either nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that either nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's Amended and Restated By-Laws (the "By-laws"), directors are elected by a plurality vote.

  The Board has nominated and urges you to vote FOR the re-election of Messrs. Palmer and Staff.

The following table sets forth, as of April 24, 2000, certain information about the nominees for re-election to the Board and the Company's other directors:

                                  Principal Occupation and
                                        Directorships
                                       in Other Public        Director   Term
          Nominees           Age        Corporations           Since   Expiring
          --------           --- --------------------------   -------- --------
 Ronald O. Palmer........... 53  Chairman of the Board of       1993     2003
                                 the Company
 Joel V. Staff.............. 56  Chairman of the Board,         1999     2003
                                 President and Chief
                                 Executive Officer of
                                 National Oilwell, Inc.
                                 (manufacturer and
                                 distributor of oilfield
                                 equipment). From 1976 to
                                 1993, Mr. Staff was
                                 employed by Baker Hughes,
                                 Inc. (a leading oilfield
                                 services provider).
                                 Director: Denali, Inc.
                                 (manufacturer of
                                 specialty-engineered
                                 fluid-handling products)
                                 and the National Ocean
                                 Industries Association.
       Other Directors
       ---------------
 H. K. Acord................ 66  Oil and gas consultant.        1997     2001
                                 From 1993 to 1996, Mr.
                                 Acord served as Executive
                                 Vice President,
                                 Exploration and Production
                                 Division, of Mobil Oil
                                 Corporation ("Mobil").
                                 From 1989 to 1993, he
                                 served as a Vice President
                                 of International Producing
                                 Operations for Mobil.
 Edward C. Hutcheson, Jr. .. 54  Principal of PGG Capital,      1994     2001
                                 the merchant banking
                                 subsidiary of Pinnacle
                                 Global Group, Inc.
                                 (financial services
                                 company). Previously, Mr.
                                 Hutcheson was a principal
                                 of HWG Capital, a
                                 subsidiary of Harris, Webb
                                 & Garrison (investment
                                 banking firm). From
                                 November 1994 to March
                                 1997, he served as CEO or
                                 Chairman of the Board of
                                 Crown Castle International
                                 Corp. ("Crown Castle")
                                 (owner and manager of
                                 wireless communications
                                 towers). From March 1992
                                 to December 1993, Mr.
                                 Hutcheson served as
                                 President and Chief
                                 Operating Officer of
                                 Baroid Corporation (an
                                 energy services and
                                 equipment provider).
                                 Director: Titanium Metals
                                 Corporation (titanium
                                 sponge and mill product
                                 producer), Pinnacle
                                 Management & Trust Co. and
                                 Crown Castle.
 James C. Comis III......... 35  Managing Director of           1999     2001
                                 Inverness Management LLC.
                                 Mr. Comis has also served
                                 as Managing Director of
                                 Inverness/Phoenix LLC
                                 since 1994. Through
                                 Inverness and its
                                 affiliates, Mr. Comis has
                                 been engaged in sponsoring
                                 and investing in private
                                 equity transactions since
                                 1990. Director: National-
                                 Oilwell, Inc.
                                 (manufacturer and
                                 distributor of oilfield
                                 equipment).
 Thomas E. Fairley.......... 52  President and Chief            1993     2002
                                 Executive Officer of the
                                 Company. Director: Gulf
                                 Island Fabrication, Inc.
                                 (fabricator of offshore
                                 production platforms).
 Benjamin F. Bailar......... 66  Dean Emeritus of the Jones     1994     2002
                                 Graduate School of
                                 Administration at Rice
                                 University. Director: U.S.
                                 Can Corporation, Dana
                                 Corporation (manufacturer
                                 of auto parts) and Smith
                                 International, Inc.
                                 (energy services product
                                 and service provider).

                               ----------------

Vote Required for Election

  Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting on the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE FOR EACH NOMINEE.

Board and Committee Meetings

  During 1999, the Board held seven meetings. Each director of the Company attended at least 75% of the aggregate number of meetings held during 1999 of the Board and committees of which he was a member.

  The Board has an Audit Committee and a Compensation Committee. The Compensation Committee met one time in 1999. The Audit Committee met one time in 1999. The Audit Committee, whose current members are Messrs. Bailar, Comis and Staff, reviews the Company's annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. The Compensation Committee, whose current members are Messrs. Acord, Hutcheson and Staff, is responsible for determining the compensation of the Company's key employees and administering the Company's stock incentive plans.

Compensation of Directors

  Each non-employee director receives an annual fee of $12,500, plus $500 for each Board or committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

  Under the Company's Amended and Restated 1996 Incentive Compensation Plan, each non-employee director receives options to purchase 2,000 shares of Common Stock of the Company on the day following each annual meeting of stockholders while such plan remains in effect. Each non-employee director who joins the Board also receives options to buy 10,000 shares of Common Stock. The options become exercisable immediately and expire ten years from the date of grant. The exercise price of the options is the closing sales price of the Company's Common Stock on the date of grant on the Nasdaq Stock Market.

                                STOCK OWNERSHIP

  The following table sets forth, as of April 24, 2000, certain information regarding beneficial ownership of Common Stock of (i) each director and nominee of the Company, (ii) each of the Named Executive Officers (as defined below), (iii) all directors and executive officers of the Company as a group, and (iv) any other stockholders known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the securities are held with sole voting and investment power.

                                                                       Percent
                                                    No. of               of
             Name of Beneficial Owner               Shares              Class
             ------------------------              ---------           -------
Thomas E. Fairley.................................   509,826(/1/)        1.8%
Ronald O. Palmer..................................   479,701(/8/)(/1/)   1.7%
Dimensional Fund Advisors Inc.(/2/)............... 1,474,500             5.2%
James C. Comis III................................ 8,012,000(/1/)(/3/)  28.2%
Inverness/Phoenix Partners LP..................... 4,000,000(/3/)       14.1%
Executive Capital Partners I LP................... 4,000,000(/3/)       14.1%
H. K. Acord.......................................    31,000(/1/)          *
Benjamin F. Bailar................................    40,000(/1/)(/4/)     *
Edward C. Hutcheson, Jr. .........................    27,000(/1/)          *
Victor M. Perez...................................   225,515(/1/)          *
Michael D. Cain...................................    48,000(/1/)          *
Kenneth W. Bourgeois..............................    52,000(/1/)          *
Joel V. Staff.....................................    20,000(/1/)          *
C. Douglas Stroud.................................     6,250(/1/)          *
All directors and executive officers as a group
 (11 persons)..................................... 9,474,792(/5/)       31.9%

--------
*  Less than one percent
(1) Includes the following number of shares subject to options that are exercisable by June 23, 2000 held by directors and Named Executive
    Officers: Mr. Fairley, 466,540; Mr. Palmer, 411,801; Mr. Comis, 12,000; Mr. Acord, 16,000; Mr. Bailar 6,000; Mr. Hutcheson 6,000; Mr. Perez, 225,515; Mr. Cain, 48,000; Mr. Bourgeois, 52,000; Mr. Staff, 10,000; and
    Mr. Stroud, 6,250.
(2) Based on a Schedule 13G, dated February 11, 2000, filed with the Securities and Exchange Commission. In its Schedule 13G, Dimensional Fund Advisors ("Dimensional") reported sole voting and dispositive power with respect to 1,474,500 shares as a result of acting as investment manager to four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and accounts. Dimensional disclaims beneficial ownership of all such securities. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(3) The general partner of Inverness/Phoenix Partners LP and Executive Capital Partners I LP (together, the "Funds") is Inverness/Phoenix Capital LLC, of which Mr. Comis is an indirect controlling member. Mr. Comis disclaims ownership of all shares beneficially owned by the Funds. The address of the Funds and Inverness/Phoenix Capital LLC is 660 Steamboat Road, Greenwich, Connecticut 06830.
(4) Includes 34,000 shares beneficially owned by a trust of which Mr. Bailar is the sole trustee and beneficiary.
(5) Includes 1,283,606 shares subject to options that are exercisable by June 23, 2000 held by executive officers and directors of the Company.

                            EXECUTIVE COMPENSATION

Annual Compensation

  The following table sets forth all cash compensation and options granted for the three years ended December 31, 1999 to the Company's Chief Executive Officer and each of its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                  Long-Term
                                                                 Compensation
                                   Annual Compensation              Awards
                         --------------------------------------- ------------
                                                                    No. of
                                                                    Shares
                                                                  Underlying
   Name and Principal                            Other Annual      Options     All Other
        Position         Year  Salary   Bonus  Compensation(/1/)   Granted    Compensation
   ------------------    ---- -------- ------- ----------------- ------------ ------------
Thomas E. Fairley....... 1999 $210,000 $    --         --           24,000       $1,909
 President and Chief     1998  210,000  35,000         --           16,000        1,890
 Executive Officer       1997  210,000  95,970         --           12,000        1,260
Ronald O. Palmer........ 1999 $210,000 $    --         --           23,500       $1,909
 Chairman of the Board   1998  210,000  35,000         --           16,000        1,890
                         1997  210,000  95,970         --           12,000        1,260
Victor M. Perez......... 1999 $150,000 $    --         --           16,500       $1,364
 Vice President, Chief   1998  150,000  25,000         --           15,000        1,350
 Financial Officer and
  Treasurer              1997  150,000  68,550         --           12,000        1,104
C. Douglas Stroud....... 1999 $142,000 $    --         --               --       $1,291
 Vice President--        1998   22,142  30,000         --           25,000          213
 Business Development
Kenneth W. Bourgeois.... 1999 $105,000 $    --         --           12,000       $  954
 Vice President          1998  105,000  20,000         --           12,000          945
 and Controller          1997  105,000  30,000         --           12,000          753

--------
(1) Perquisites and other personal benefits paid to each Named Executive Officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus for that year.

1999 Stock Option Grants

  The following table contains information concerning the grant of stock options to the Named Executive Officers during 1999. The Company did not issue any stock appreciation rights during 1999.

                           1999 STOCK OPTION GRANTS

                                                                       Potential
                                                                       Realizable
                                                                    Value at Assumed
                                        % of                        Annual Rates of
                                        Total                            Stock
                            No. of     Options                           Price
                            Shares     Granted                      Appreciation for
                          Underlying     to                         Option Term(/2/)
                           Options    Employees Exercise Expiration ----------------
          Name           Granted(/1/)  in 1999   Price      Date      5%       10%
          ----           ------------ --------- -------- ---------- ------- --------
Thomas E. Fairley.......    24,000      12.1%    $4.50    2/26/09   $67,920 $172,080
Ronald O. Palmer........    23,500      11.8%    $4.50    2/26/09   $66,505 $168,495
Victor M. Perez.........    16,500       8.3%    $4.50    2/26/09   $46,695 $118,305
C. Douglas Stroud.......        --        --        --         --        --       --
Kenneth W. Bourgeois....    12,000       6.0%    $4.50    2/26/09   $33,960 $ 86,040

--------
(1) These options became exercisable in annual 25% increments beginning on February 26, 2000 and on each anniversary thereafter.
(2) Appreciation is calculated over the term of the options, beginning with the fair market value on the date of grant of the options, which was $4.50.

     AGGREGATE OPTION EXERCISES DURING 1999 AND OPTION VALUES AT YEAR END

                                             Number of
                                             Securities
                                             Underlying
                                            Unexercised     Value of Unexercised
                          Shares             Options at     In-the-Money Options
                         Acquired           Year End (#)      at Year End(/1/)
                            on             -------------- -------------------------
                         Exercise  Value    Exercisable/
          Name             (#)    Realized Unexercisable  Exercisable/Unexercisable
          ----           -------- -------- -------------- -------------------------
Thomas E. Fairley.......  5,000   $35,450  453,540/42,000    $2,182,290/$37,500
Ronald O. Palmer........    --        --   398,926/41,500    $1,900,891/$36,719
Victor M. Perez.........    --        --   214,640/33,750    $  952,646/$25,781
C. Douglas Stroud.......    --        --     6,250/18,750            --/--
Kenneth W. Bourgeois....    --        --    43,000/27,000    $  72,135/$18,750

--------
(1) Based on the difference between the closing sale price of Common Stock of $7.0625 on December 31, 1999, as reported by the Nasdaq Stock Market, and the exercise price of such options.

Change of Control Agreements

  The Company has entered into agreements with certain of its executive officers, including the Named Executive Officers, which, among other things, provide for certain payments and benefits to the executive if his or her employment is terminated. If the officer's employment is terminated for any reason other than cause, defined as (i) a conviction or a plea of nolo contendere to a felony, (ii) gross negligence in the performance of the officer's duties, continuing after the officer's receipt of notice of such gross negligence from the Company, (iii) a material violation of the terms of the employment agreement or (iv) gross misconduct on the officer's part that is injurious to the Company, he will receive one year's salary, any cash bonus still payable from the year preceding the officer's termination and any non-cash benefits that he received prior to termination. The officer will receive the same severance package in the event of a change of control of the Company that is not initiated by someone who is or has been an employee of the Company. In the case of a change in control initiated by a present or past employee of the Company, the officer has the option either to receive the severance package or continue in his position with the Company.

Compensation Committee Interlocks and Insider Participation

  No executive officer of the Company served in 1999 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

 General

  The Compensation Committee, which is currently comprised of three non-employee directors, oversees the compensation of the Company's key employees and administers the Company's incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee of the Company.

  The compensation of the Company's executive officers is designed to attract and retain executive talent and to align the compensation of the Company's executives with the success of the Company. Toward that end, the Company's executive compensation program has been structured to (i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable firms; (ii) reward individual and overall Company performance; and (iii) link executive compensation to achievement of the Company's long-term and short-term strategic goals.

 Base Salary and Annual Incentive Compensation

  Base Salary. The Compensation Committee establishes the base salaries of the Company's key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and the Company's overall financial results.

  Annual Cash Incentive Compensation. Annual cash incentive bonuses are paid to the Company's key employees in an effort to provide a fully competitive compensation package, which is linked to the Company's attainment of its short-term goals. The Board views EBITDA (earnings before interest, taxes, depreciation and amortization) growth as the Company's primary short-term strategic goal. In 1999, primarily as a result of the significant depression in day rates in all geographic areas in which the Company conducts its business, there were no annual cash incentive bonuses paid to any of the Company's executive officers.

  Stock-Based Incentive Compensation. The purpose of the Company's stock incentive program is to link management and stockholders interest by focusing on intermediate and long-term results. In 1999, the Compensation Committee sought to accomplish these objectives by granting stock options to certain of the Company's key employees.

  Position Regarding Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to each of the Named Executive Officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by the Company have been structured to qualify as performance-based. Although no executive officer of the Company reached the deductibility cap in 1999, the Compensation Committee plans to continue to evaluate the Company's cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

 Compensation for the Chief Executive Officer

  Mr. Fairley's salary remained at $210,000 in 1999. His base salary has been established by considering various factors, including his experience and performance and the extent to which his total compensation package is at risk under incentive compensation programs. Mr. Fairley did not receive an annual cash incentive bonus in 1999.

  During 1999, Mr. Fairley received grants of stock options for 24,000 shares of Common Stock as discussed above. Mr. Fairley's stock options were granted on the same terms as those granted to other officers and described in this report.

                          The Compensation Committee

   H. K. Acord           Edward C. Hutcheson, Jr.           Joel V. Staff

            PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE
                  OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

General

The Company is currently authorized to issue an aggregate of 45 million shares of capital stock, consisting of 40 million shares of common stock, $0.01 par value per share (the "Common Stock"), and five million shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). As of April 24, 2000, the number of shares of Common Stock of the Company that were authorized and not outstanding or reserved for issuance was

9,650,072. The Board believes that the current amount of unreserved shares of Common Stock available for issuance in the future is inadequate. Accordingly, subject to the approval of the stockholders of the Company, the Board has approved an amendment to paragraph 1 of Article IV (the "Charter Amendment") of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized number of shares of Common Stock to 55 million shares as follows:

    "1. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 60,000,000 shares of capital stock, of which 55,000,000 shall be common stock, $0.01 par value per share (the "Common Stock"), and 5,000,000 shall be Preferred Stock, $0.01 par value per share (the "Preferred Stock")."

Purposes and Possible Effects of the Charter Amendment

  The Charter Amendment will ensure that the Company has sufficient shares of Common Stock available to provide a reserve of shares available for issuance in connection with possible future actions as are approved by the Board, including, but not limited to, equity financings, corporate mergers and acquisitions and employee incentive and compensation plans. The increased number of shares will provide the Company with the financial flexibility necessary to react quickly to the equity markets given the financial environment in which the Company operates. The Board also believes that this will permit the Company to respond promptly and appropriately to business opportunities as industry conditions improve, including any future acquisition opportunities that may develop in the markets in which the Company operates.

  The Charter Amendment will permit the Board to cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, unless such approval is required by applicable law or by the Nasdaq Stock Market or any other stock exchange on which the Company's Common Stock may then be listed. Therefore, shares of Common Stock may be issued without the delay and expense normally associated with the necessity of obtaining prior stockholder approval. Elimination of this delay will better enable the Company to engage in financing transactions and acquisitions on an opportunistic and more competitive basis as market and financial conditions continue to improve.

  The new shares of Common Stock will be part of the existing class of Common Stock of the Company and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Although the Board will authorize the issuance of shares of Common Stock only when it considers doing so to be in the best interests of the stockholders of the Company, the issuance of additional Common Stock may have a dilutive effect on the voting rights and percentage ownership interests of the existing holders of the Common Stock. Stockholders of the Company do not have preemptive rights to purchase additional shares of any newly-issued Common Stock in order to maintain their proportionate share of ownership in the Company. Additionally, the Board may use authorized, but unissued, shares of Common Stock to create impediments to a takeover or transfer of control, which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. However, the Board is not currently aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in authorized shares of Common Stock be used as any type of anti-takeover device.

Effective Date of the Charter Amendment

  If the Charter Amendment is adopted by the stockholders at the Meeting, the Charter Amendment will become effective and the number of authorized shares of Common Stock of the Company will be increased upon filing of the Charter Amendment with the Secretary of State of Delaware.

Required Vote

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required for approval of the Charter Amendment.

Recommendation of the Board of Directors

  The Board of Directors unanimously recommends that the stockholders vote FOR the proposal to amend Article IV of the Company's Certificate of Incorporation.

                      PROPOSAL TO APPROVE AN AMENDMENT TO
                           THE AMENDED AND RESTATED
                       1996 INCENTIVE COMPENSATION PLAN

General

  The Board believes that the growth of the Company depends significantly upon the efforts of its officers, directors and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, the Board adopted and the stockholders approved the 1996 Incentive Compensation Plan prior to the Company's initial public offering of its Common Stock. In 1997, the Board and the stockholders of the Company approved the Amended and Restated 1996 Incentive Compensation Plan (the "Plan"), which provided for stock option grants to non-employee directors ("Outside Directors") and increased the total number of shares of Common Stock that may be awarded under the Plan. The Board has recently again amended the Plan to increase the amount of shares that may be issued under the Plan (the "Amendment") and has directed that the Amendment be submitted for approval by the stockholders at the Meeting.

  Officers, Outside Directors and other key employees of the Company are eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee. With respect to participants not subject to
Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company. Presently, there are approximately 42 key employees of the Company, including its executive officers, who participate in the Plan. Incentives under the Plan may be granted to officers and employees in any one or a combination of the following forms: (i) incentive and non-qualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) performance shares, (v) stock awards; and (vi) cash awards.

Purposes of the Proposal

  The Board is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The Board considers equity-based incentives an important component of its efforts to attract and retain talented individuals, an increasing need as the Company continues to grow and require additional executive and management talent. In addition, the Board believes that option grants help the Company attain its long-term goals by linking the compensation of key employees to shareholder returns. The Board believes that approval of the Amendment will allow the Company to continue to provide members of management and key personnel with a proprietary interest in the growth and performance of the Company.

Terms of the Plan

 Shares Issuable through the Plan

  The amendment to the Plan will increase the total number of shares of Common Stock with respect to which Incentives may be granted under the Plan from 900,000 to 1,500,000 shares. Common Stock issued under the Plan may be authorized and unissued shares or treasury shares. As of April 24, 2000, there were 778,000 shares subject to outstanding options granted under the Plan to officers, directors and employees. Incentives with respect to no more than 100,000 shares may be granted to a single participant in one calendar year. No more than an aggregate of 100,000 shares may be issued through the Plan as restricted stock, performance shares or stock awards.

  Shares of Common Stock subject to Incentives that are canceled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by the Company, will again be available for issuance under the Plan. A deduction from the shares issuable under the Plan will not be made with respect to Incentives, such as stock appreciation rights or performance shares, that are paid in cash rather than stock. Additional rules for determining the number of shares granted under the Plan may be made by the Compensation Committee as deemed necessary.

  Each of the limitations on shares of Common Stock that may be granted through the Plan, as well as shares subject to outstanding Incentives, will be proportionately adjusted in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The terms of any Incentive shall also be adjusted to the extent appropriate, in the reasonable discretion of the Compensation Committee, to provide participants with the same relative rights before and after the occurrence of such an event.

  On May 1, 2000, the closing sale price of a share of Common Stock, as reported on the Nasdaq Stock Market, was $7.75.

 Administration of the Plan

  The Compensation Committee administers the Plan and has plenary authority to award Incentives under the Plan to officers and employees, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

 Amendments to the Plan

  The Board may amend or discontinue the Plan at any time. However, the shareholders must approve any amendment that would materially increase the benefits accruing to participants under the Plan, materially increase the number of shares of Common Stock that may be issued under the Plan, or materially expand the classes of persons eligible to participate in the Plan. No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

 Types of Incentives

  The Compensation Committee may grant the following types of Incentives to officers and employees: non-qualified or incentive stock options, restricted stock, stock appreciation rights, performance shares, stock awards and cash awards. The various types of Incentives are described further below:

  Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock and will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Compensation Committee, provided that the term of an incentive stock option may not exceed 10 years.

  The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker-assisted exercise arrangement. The Compensation Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

  Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

  Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required. Unless otherwise provided in an incentive agreement, the Compensation Committee may, in its discretion, terminate the Restricted Period at any time. Subject to the restrictions provided in the restricted stock agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

  Stock Appreciation Rights. A stock appreciation right (an "SAR") is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. An SAR may be granted in conjunction with a stock option or alone without reference to any stock option.

  The Plan confers on the Compensation Committee discretion to determine the number of shares to which an SAR will relate as well as the duration and exercisability terms of an SAR. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option.

  Upon exercise of an SAR, the holder is entitled to receive an amount that is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (i) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (ii) in the case of an SAR granted alone without reference to a related stock option, an amount equal to the fair market value of a share of Common Stock on the date of the grant, which shall be determined by the Compensation Committee at the time of grant.

  Performance Shares. Performance Shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of Common Stock or cash. Each performance share will be subject to the achievement of performance objectives by the Company, an operating division or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Compensation Committee. The award of performance shares shall not create any rights in a participant as a stockholder of the Company until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or forfeited.

  Stock Awards. The Compensation Committee may grant shares of Common Stock to a participant as additional compensation for services previously provided to the Company. The number of shares of Common Stock to be granted pursuant to a stock award shall be determined by the Compensation Committee.

  Cash Awards. The Compensation Committee may grant a cash award consisting of a monetary payment to a participant as additional compensation for services to the Company. Payment of a cash award may relate to the tax liability of a participant in connection with the grant, exercise, or payment of an Incentive or may depend upon achievement of performance objectives by the Company or by individuals. Cash awards may be subject to other terms and conditions, which may vary from time to time among participants, as the Compensation Committee determines to be appropriate.

 Grant of Stock Options to Outside Directors

  The Plan provides for the automatic grant of non-qualified stock options to acquire 10,000 shares of Common Stock of the Company to each person who becomes an Outside Director after January 1, 1997. In addition, each Outside Director will receive an automatic grant of non-qualified stock options to acquire 2,000 shares of Common Stock on the day following each annual meeting of stockholders while the Plan remains in effect and shares of Common Stock remain available thereunder.

  The options granted to Outside Directors are exercisable immediately and have a term of ten years. If an Outside Director ceases to serve on the Board of Directors for any reason, exercisable options granted under the Plan must be exercised within one year from the date of termination of Board service, except that if a director retires from Board service on or after reaching age 65, exercisable options may be exercised for a period of five years, but no later than ten years following grant. The exercise price of the Outside Director options will be equal to the fair market value of a share of Common Stock on the date of grant.

 Termination of Employment

  If a participant, other than an Outside Director, ceases to be an employee of the Company for any reason, including death, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the Compensation Committee in the Incentive agreement with the participant.

 Change of Control

  In the event of a change of control of the Company, as defined in the Plan, all outstanding options and SARs granted under the Plan automatically will become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.

  In addition to the acceleration of exercisability and vesting upon the occurrence of a change of control, the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding stock options remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding options in exchange for a stock or cash payment for each option equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise price, (iii) make any equitable adjustments to outstanding Incentives as the Committee deems necessary to reflect the corporate change or (iv) provide that an option shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a shareholder.

 Transferability of Incentives

  Stock options, SARs and performance shares are transferable only by will and by the laws of descent and distribution, except that stock options may also be transferred pursuant to a domestic relations order, to family members, to a family partnership, to a family limited liability company or to a trust for the benefit of family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

 Payment of Withholding Taxes in Stock

  A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

Awards to be Granted

  The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has not yet made a determination as to the awards to be granted to officers and employees under the Amendment.

Federal Income Tax Consequences

  Under existing federal income tax provisions, a participant who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

  When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

  An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the Required Holding Periods.

  When an SAR is exercised, the employee will recognize ordinary income in the year that the SAR is exercised equal to the value of the appreciation that he is entitled to receive, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the same year and in the same amount.

  An employee who receives restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

  A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof and the amount of the cash award will be deductible by the Company, subject to Section 162(m) of the Code.

  When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

  This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

Vote Required

  The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Meeting is required for approval of the Amendment.

  The Board of Directors unanimously recommends that stockholders vote FOR the amendment to the Company's Amended and Restated 1996 Incentive Compensation Plan.

                               PERFORMANCE GRAPH

  The graph below compares the total stockholder return on the Company's Common Stock since its initial public offering on May 16, 1996 until December 31, 1999 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on May 16, 1996 at the initial public offering price of $8.00 per share (as adjusted to give effect to a 2 for 1 stock split effected in June 1997). The Company's Peer Group Index consists of Petroleum Helicopters, Inc., Offshore Logistics, Inc. (OLOG), Tidewater Inc. (TDW), SEACOR SMIT, Inc. (CKH). Hvide Marine Incorporated's Class A Common Stock has been removed for all periods due to a public market no longer existing for its Class A Common Stock. The initial public offering of the Class A Common Stock of HMAR was on August 13, 1996.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG TRICO MARINE SERVICES, INC.,
                      S&P 500 INDEX AND PEER GROUP INDEX





                                    [GRAPH]

                     Assumes $100 invested on May 16, 1996
                         assumes dividends reinvested
                     fiscal year ending December 31, 1999

                                                  Total Return
                                ------------------------------------------------
                                             December December December December
                                May 16, 1996 31, 1996 31, 1997 31, 1998 31, 1999
                                ------------ -------- -------- -------- --------
Trico..........................     100        300      367       61       88
Peer Group Index...............     100        114      135       66       91
S&P 500........................     100        112      150      192      233

                             CERTAIN TRANSACTIONS

  In April 1999, the Company entered into a purchase agreement (the "Purchase Agreement") with affiliates of Inverness Management LLC for the purchase of $50,000,000 of Common Stock of the Company. Under the Purchase Agreement, Inverness/Phoenix Partners LP and Executive Capital Partners I LP (the "Investors") agreed to purchase, in two tranches, 8,000,000 shares of the Company's Common Stock at $6.25 per share. On May 6, 1999, the Company sold 4,000,000 shares of Common Stock to the Investors for an aggregate consideration of $25 million. On June 28, 1999, the Company sold the remaining 4,000,000 shares of Common Stock to the Investors for an aggregate consideration of $25 million. The Investors have the right to designate two directors of the Company as long as they own an aggregate of at least 4,000,000 shares of Common Stock, and one director of the Company as long as they own an aggregate of at least 500,000 shares of Common Stock. Additionally, the Investors may require the Company to file (a) up to three registration statements under the Securities Act of 1933 as long as each registration involves at least 20% of the Common Stock held by the Investors and (b) a short form registration statement once during each twelve-month period to resell Common Stock held by the Investors if at least $3 million of Common Stock is proposed to be registered. The Investors, subject to certain exceptions, may also require that the Company register shares of Common Stock held by the Investors if the Company proposes to register shares of Common Stock for its own account or that of another stockholder of the Company. The Company also paid an aggregate of $2 million in transaction fees to the Investors in connection with the purchase of the Common Stock, as well as legal fees and other issuance costs, which totaled $1.7 million.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of equity securities of the Company. During 1999, a statement on Form 4 with respect to the exercise of 5,000 stock options by Thomas E. Fairley, the President and Chief Executive Officer of the Company, was not timely filed due to a clerical error.

                         RELATIONSHIP WITH INDEPENDENT
                              PUBLIC ACCOUNTANTS

  The Company's consolidated financial statements for the year ended December 31, 1999, were audited by the firm of PricewaterhouseCoopers LLP. Under the resolution appointing PricewaterhouseCoopers LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

Quorum and Voting of Proxies

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. The affirmative vote of a majority of the outstanding common stock is generally required to approve other proposals that may be properly brought before the Meeting. An abstention will have the effect of a vote against the proposals. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the proposals, shares not voted on the proposals as a result will be counted as not present and not cast with respect to the proposals.

  All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Stockholder Proposals and Director Nominations

  For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Company's Secretary not more than 270 days and not less than 60 days in advance of the anniversary of the preceding year's annual meeting of stockholders. This notice shall state (i) the name and business and residential addresses of the nominating stockholder and any person acting in concert with the nominating stockholder, (ii) the number of shares of Common Stock owned by the nominating stockholder and the dates on which these shares were acquired, (iii) a representation that the nominating stockholder intends to appear in person or by proxy at the Meeting to make the proposed nomination, (iv) a description of all arrangements or understandings between the nominating stockholder, any person acting in concert with the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, and (v) the name, age and business and residential addresses of each proposed nominee, each proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by each proposed nominee along with such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been proposed by the Board.

  Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the Company's 2001 annual meeting, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to January 3, 2001. Under the Company's By-laws, advance notice of stockholder proposals must be received by April 10, 2001 in order to be considered at the 2001 annual meeting of the stockholders of the Company.

                                          By Order of the Board of Directors

                                          /s/ Victor M. Perez
                                          Victor M. Perez
                                          Secretary

Houma, Louisiana
May 5, 2000

                          TRICO MARINE SERVICES, INC.
                           250 NORTH AMERICAN COURT
                            HOUMA, LOUISIANA 70363

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF TRICO MARINE SERVICES, INC.

     The undersigned hereby appoints Victor M. Perez and Kenneth W. Bourgeois, or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the other side, all shares of common stock of Trico Marine Services, Inc. (the "Company") held of record by the undersigned on April 24, 2000 at the annual meeting of shareholders to be held on June 7, 2000, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR BOTH OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. THE PROXY HOLDERS NAMED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                           (Please see reverse side)


 ................................................................................
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

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR
PROPOSALS 2 AND 3:                                         Please mark
                                                           your votes as
                                                           indicated in
                                                           the example    [X]

1. Election of Directors  INSTRUCTIONS: To withhold  2. Approval of an Amendment
                          authority to vote for any     to the Company's Amended
   FOR all     WITHHOLD   nominee, strike a line        and Restated Certificate
   nominees    AUTHORITY  through the nominee's name    of Incorporation to
    listed      to vote   listed below.                 increase the number of
  to the right  for all                                 authorized shares
  (except as    nominees     RONALD O.    JOEL V.       of common stock of the
  marked to the  listed       PALMER       STAFT        Company.
   contrary)     to the
                 right                                   FOR   AGAINST  ABSTAIN

     [  ]        [  ]                                    [ ]     [ ]      [ ]

3. Approval of an amendment to the Company's      4. In his discretion, to transact such
   Amended and Restated 1996 Incentive               other business as may properly
   Compensation Plan to increase the number          come before the meeting and any
   of shares of common stock that may be             adjournments thereof.
   awarded thereunder.
                                                        Date:___________________,2000
        FOR     AGAINST    ABSTAIN
                                                        _____________________________
        [ ]       [ ]        [ ]                         Signature of Shareholder

                                                        _____________________________
                                                        Additional Signature, if held
                                                        jointly

                                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        HEREON. WHEN SHARES ARE HELD BY
                                                        JOINT TENANTS, BOTH SHOULD SIGN.
                                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                        PLEASE GIVE FULL TITLE AS SUCH.
                                                        IF A CORPORATION PLEASE SIGN FULL
                                                        CORPORATE NAME BY PRESIDENT OR OTHER
                                                        AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                                        AUTHORIZED PERSON.

                                                        PLEASE MARK, SIGN, DATE AND RETURN
                                                        THIS PROXY PROMPTLY USING THE ENCLOSED
                                                        ENVELOPE.

 .....................................................................................................
                                           FOLD AND DETACH HERE
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